                         AMENDMENT TO CUSTODY AGREEMENT

     This instrument, dated October 26, 2005, is between Schroder Global Series
Trust (the "Fund"), and JPMorgan Chase Bank, NA (the "Bank"). It amends the
Custody Agreement, as amended and restated as of July, 2003, (the "Custody
Agreement") between the Fund and The Chase Manhattan Bank, a predecessor to the
Bank.

1. Clause 5(C) of the Custody Agreement is hereby amended in its entirety to provide as follows:

     Chase agrees that it waives its rights to any liens or other security interest over any Financial Assets held for a Fund that may arise under applicable law except (i) for the limited right of sale specified in Clause
     14 and (ii) to the extent Chase has advanced funds on a Fund's behalf in connection with the settlement of purchases and sales of Financial Assets for the Securities Account, Chase shall have a security interest in the
     Financial Assets which are the subject of such purchase or sale, until
     Chase has been repaid the amount of such advance by the Fund and Chase's security interest in such Financial Assets shall be released automatically and without any further action required by Chase or the Fund upon Fund's repayment of such advance to Chase.

2. Miscellaneous.

     (a) This Amendment shall be governed by the laws of the State of New York
(without giving effect to the conflict of laws provisions thereof).

     (b) This Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns when executed by all parties. Nothing in this Amendment, express or implied, shall be construed to confer any rights or remedies upon any party other than the parties hereto and their respective successors and permitted assigns.

     (c) All defined terms used in this Amendment shall have the same meaning as provided in the Custody Agreement except where specifically herein modified.

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     (d) As modified and amended hereby, the parties hereby ratify, approve and confirm the Custody Agreement in all respects.

     (e) This Amendment may not be changed orally, but only by an agreement in writing signed by the parties hereto.

     (f) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3. Effective Time.

     This Amendment shall be effective as of the date written above.

                                        JPMORGAN CHASE BANK, NA

                                        By: /s/ Ann Osti
                                            ---------------------------------
                                        Title: Vice President

                                        SCHRODER GLOBAL SERIES TRUST

                                        By: /s/ Mark A. Hemenetz
                                            ---------------------------------
                                        Title: President